UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, on August 31, 2020, Flux Power, Inc. (“Flux”), a wholly-owned subsidiary of Flux Power Holdings, Inc. (the “Registrant”), entered into the Third Amended and Restated Credit Facility Agreement (“Restated Credit Facility Agreement”) with Esenjay Investments, LLC (“Esenjay”), Cleveland Capital, L.P. (“Cleveland”), and other lenders (the “Lenders” or the “Lender”) in connection with its line of credit for $12,000,000 (“LOC”) to (i) extend the maturity date of their respective secured promissory note to September 30, 2021, and (ii) consolidate outstanding obligations of $564,271, consisting of $500,000 in principal and $64,271 in accrued interest, under the Amended and Restated Convertible Promissory Note dated March 9, 2020, as amended on June 2, 2020, issued by the Flux to Esenjay (the “Esenjay Note”) into the advances under the LOC (the “Amendments”). To reflect the Amendments, Esenjay was issued a Second Amended and Restated Secured Promissory Note (“Restated Esenjay Note”), and other Lenders were also issued an amended and restated secured promissory note (“Restated Lender Note”) on August 31, 2020. The Restated Esenjay Note contains a voluntary conversion mechanism whereby Esenjay may convert in whole or in part, the outstanding principal and interest under the Restated Esenjay Note into shares of the common stock of the Registrant at a fixed conversion price of $4.00 per share (the “Conversion Shares”).

On March 26, 2021, Esenjay fully converted $1,044,535.18 outstanding under the Restated Esenjay Note, which consists of $883,746.04 in principal and $160,789.14 in accrued interest, for an aggregate of 261,133 shares of common stock of the Registrant at $4.00 per share (the “Conversion”). As a result of the Conversion and as of March 26, 2021, there is no principal balance outstanding under the Restated Esenjay Note.

Esenjay is a major shareholder of the Registrant (beneficially owning approximately 35.7% of the outstanding shares of common stock of the Registrant as of March 30, 2021). Michael Johnson, a current member of the Registrant’s board of directors, is the sole director and beneficial owner of Esenjay.

The Conversion Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act.

The summary of the Restated Credit Facility Agreement, the Restated Security Agreement, the Restated Esenjay Note, and the Lender Note does not purport to be complete and is qualified in its entirety by the terms and conditions of the Restated Credit Facility Agreement, the Restated Esenjay Note, and the Restated Lender Note. Copies of the Restated Credit Facility Agreement, the Restated Security Agreement, the Restated Esenjay Note, and the Restated Lender Note were previously filed as Exhibits 10.1, 10.2, 10.3, and 10.4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on September 4, 2020 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

		By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

Dated:	March 30, 2021